Exhibit 23.1

CONSENT OF iNDEPENDENT rEGISTERED pUBLIC aCCOUNTING fIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-248109) of Splash Beverage Group, Inc., of our report dated March 5, 2021, relating to the consolidated financial statements at and for the years ended December 31, 2020 and 2019, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

March 8, 2021